PRESS RELEASE

CONTACTS:

Daniel H. Burch (212)-929-5748

Jeanne M. Carr (212)-929-5916

MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:

NEWCASTLE PARTNERS READY WILLING AND ABLE TO CLOSE $1.50 PER SHARE TENDER OFFER WITH WHITEHALL JEWELLERS

WHITEHALL ATTEMPTS TO USE SCARE TACTICS TO FORCE STOCKHOLDERS TO APPROVE INFERIOR DEAL

Dallas, TX – January 20, 2006 — Whitehall Jewellers, Inc. (Pink Sheets: JWLR) earlier today issued a release criticizing Newcastle Partners, L.P. and its ability and willingness to close its tender offer to purchase all of the outstanding shares of Whitehall for $1.50 per share in cash. Throughout this process Whitehall has consistently worked to establish roadblocks to Newcastle’s offer, although Newcastle believes its $1.50 offer is clearly superior to Prentice’s proposal. Newcastle does not understand why the Whitehall Board is working against its stockholders. Just earlier today, while Whitehall’s press release was being issued, Newcastle’s attorneys were on the phone with Whitehall’s attorneys discussing the next stage of negotiations, the delivery of documents by Newcastle to Whitehall, business points and timing. Whitehall’s counsel never mentioned any concerns, nor did the counsel discuss the pending release.

Newcastle questions the accuracy of Whitehall’s statement that if the Prentice transaction is not approved the Company is likely to file bankruptcy.

STOCKHOLDERS SHOULD NOT LET WHITEHALL COERCE THEM INTO VOTING FOR AN INFERIOR OFFER.

NEWCASTLE IS READY, WILLING AND ABLE TO PROCEED WITH ITS OFFER AT $1.50 PER SHARE.

The solicitation and the offer to buy Whitehall Jewellers, Inc.’s common stock is only made pursuant to the Offer to Purchase and related materials that Newcastle Partners, L.P. and JWL Acquisition Corp. filed on December 5, 2005, as amended December 22, 2005, January 4, 2006, January 5, 2006 and January 9, 2006. Stockholders should read the Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from MacKenzie Partners, the Information Agent for the offer, or from Newcastle Partners, L.P.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Newcastle Partners, L.P. (“Newcastle”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the “Definitive Proxy

Statement”) and accompanying proxy card to be used to solicit votes against proposals of Whitehall Jewellers, Inc. (the “Company”) relating to a pending financing transaction between the Company and investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 25, 2006 (the “Special Meeting”).

NEWCASTLE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE NEWCASTLE PARTNERS, L.P., NEWCASTLE CAPITAL MANAGEMENT, L.P., NEWCASTLE CAPITAL GROUP, L.L.C, JWL ACQUISITION CORP., MARK E. SCHWARZ, STEVEN J. PULLY, JOHN P. MURRAY, MARK A. FORMAN AND CLINTON J. COLEMAN (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE 13D JOINTLY FILED WITH THE SEC ON APRIL 19, 2005, AS SUBSEQUENTLY AMENDED ON JULY 7, 2005, OCTOBER 27, 2005, NOVEMBER 30, 2005, DECEMBER 5, 2005, DECEMBER 14, 2005, DECEMBER 29, 2005, JANUARY 5, 2006, JANUARY 9, 2006, JANUARY 13, 2006 AND JANUARY 18, 2006 AND THE DEFINITIVE PROXY STATEMENT.